Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square, Eighteenth and Arch Streets Philadelphia, PA 19103-2799 troutman.com

November 27, 2020

Trevena, Inc.

955 Chesterbrook Blvd

Suite 110

Chesterbrook, PA 19087

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Trevena, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale from time to time by the Company of up to an aggregate of $250,000,000 of any or all of (i) shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company, (ii) shares of preferred stock, par value $0.001 per share, of the Company, (the “Preferred Stock”), (iii) one or more series of debt securities of the Company, which may include convertible debt securities of the Company that constitute a part of or that are issuable upon the conversion or exercise of other Securities in the Registration Statement (the “Debt Securities”), (iv) warrants to purchase shares of Common Stock, Preferred Stock or Debt Securities, or all three (the “Warrants”), or (v) any combination of the foregoing securities. The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively herein referred to as the “Registered Securities.” The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415(a)(5) under the Securities Act as set forth in the Prospectus, as supplemented by the various Prospectus Supplements that may be filed under the Securities Act. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.

The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”).

Trevena, Inc. November 27, 2020 Page 2

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact (including, without limitation, factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

For purposes of this opinion letter, we have assumed that:

(i)            the issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will be duly authorized and established by proper action of the board of directors of the Company (the “Board”), and in accordance with the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time (the “Certificate of Incorporation”), the Amended and Restated By-Laws, as amended from time to time (the “Bylaws”), and applicable Delaware law, and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time;

(ii)           any shares of Common Stock (including any such shares included in Warrants) issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Common Stock under the Certificate of Incorporation, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

(iii)          any shares of Preferred Stock (including any such shares included in Warrants) issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Certificate of Incorporation, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

Trevena, Inc. November 27, 2020 Page 3

(iv)          any Warrants issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements (each a “Warrant Agreement”); the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Common Stock and/or Preferred Stock to be issued upon exercise of such Warrants and to approve the Warrant Agreement; neither such Warrants nor such Warrant Agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such Warrant Agreement; the issuance and sale of the Warrants will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;

(v)           any Debt Securities issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement, from time to time, will be issued under and in conformity with, a valid, binding and enforceable Indenture, which shall be delivered by the Trustee, and the Trustee will have all requisite power and authority to effect the transactions contemplated by such Indenture, and the Trustee or an authenticating agent for the Trustee will duly authenticate the Debt Securities pursuant to the applicable Indenture, and the applicable Indenture will be the valid and binding obligation of the Trustee and will be enforceable against the Trustee in accordance with its terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party, other than the Company, to the applicable Indenture;

(vi)          all requisite third-party consents necessary to register and/or issue the Registered Securities have been obtained by the Company;

(vii)         certificates representing shares of Common Stock will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company’s Certificate of Incorporation and Bylaws, each as amended and then in effect; and

(viii)        all Registered Securities will be offered and sold in compliance with applicable federal and state securities or “blue sky” laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to matters governed by the General Corporation Law of the State of Delaware and the internal laws of the State of New York, in each case without regard to conflict or choice of law principles and as applied by courts located in the particular jurisdiction, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.

Trevena, Inc. November 27, 2020 Page 4

Based upon the foregoing, we are of the opinion that:

1.             Following effectiveness of the Registration Statement, the Common Stock, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, or upon conversion, exchange or exercise of Warrants in accordance with the terms of such Registered Security or the instrument governing such Registered Security providing for such conversion, exchange or otherwise, will be validly issued, fully paid and nonassessable.

2.             Following effectiveness of the Registration Statement, the Preferred Stock, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, or upon conversion, exchange or exercise of Warrants, in accordance with the terms of such Registered Security or the instrument governing such Registered Security providing for such conversion, exchange or otherwise, will be validly issued, fully paid and nonassessable.

3.             Following effectiveness of the Registration Statement, the Warrants registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor and pursuant to a Warrant Agreement or agreements duly authorized, executed and delivered by the Company and the holder of the Warrants, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms.

4.             Following effectiveness of the Registration Statement, the Debt Securities registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor and pursuant to an Indenture duly authorized, executed and delivered by the Company and the Trustee, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms.

In addition, our opinions in paragraphs 3 and 4 above are subject to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (d) the rights or remedies available to any party for violations or breaches of any provisions of the Warrants or Debt Securities, as applicable that are immaterial or the enforcement of which would be unreasonable under the then existing circumstances; (e) the rights or remedies available to any party for material violations or breaches that are the proximate result of actions taken by any party to the Warrants or Debt Securities, as applicable, other than the party against whom enforcement is sought, which actions such other party is not entitled to take pursuant to the Warrants or Debt Securities, as applicable or that otherwise violate applicable laws; (f) the rights or remedies available to any party that takes discretionary action that is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Warrants or Debt Securities, as applicable permit such action; or (g) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law.

Trevena, Inc. November 27, 2020 Page 5

This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Troutman Pepper Hamilton Sanders LLP

5